UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
April 28, 2017 (April 27, 2017)

Commission file number: 001-35653

SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8020 Park Lane, Suite 200 Dallas, TX 75231 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 27, 2017, Sunoco LP (the “Partnership”) issued a press release announcing that the board of directors of its general partner, Sunoco GP LLC, approved a cash distribution of $0.8255 per common unit ($3.3020 annualized) on Partnership common units for the quarter ended March 31, 2017.

A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.

On April 27, 2017, the Partnership announced that the board of directors of its general partner, Sunoco GP LLC, approved a quarterly cash distribution of $0.8255 per common unit ($3.3020 annualized) on Partnership common units for the quarter ended March 31, 2017. The cash distribution will be paid on May 16, 2017 to unitholders of record as of the close of business on May 9, 2017.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Exhibit Description
99.1	News Release of Sunoco LP, dated April 27, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
	By:	Sunoco GP LLC, its general partner
Date: April 28, 2017	By:	/s/ Leta McKinley
Leta McKinley
Vice President, Controller and Principal Accounting Officer